UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

March 7, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. 1 to the Current Report on Form 8-K, dated and filed on March 7, 2006, is being filed by Green Mountain Power Corporation (the “Company”) to provide the required disclosures pursuant to the Change of Control Agreement, New Supplemental Retirement Plan and Insurance Agreement entered into with Dawn D. Bugbee, who became Chief Financial Officer of the Company effective March 20, 2006, and the Amendment to Change of Control Agreement entered into with Robert J. Griffin, who was appointed Vice President, Power Supply Planning & Risk Management, effective March 20, 2006.

On April 3, 2006, in connection with Ms. Bugbee’s appointment to Chief Financial Officer, the Company entered into a Change of Control Agreement, New Supplemental Retirement Plan and Insurance Agreement with Ms. Bugbee. Also on April 3, 2006, in connection with Mr. Griffin’s appointment to Vice President, Power Supply Planning & Risk Management, the Company entered into an Amendment to the Change of Control Agreement with Mr. Griffin dated February 10, 2005. A brief summary of the material terms of each agreement is set forth below.

Ms. Bugbee’s Change of Control Agreement

If within three years following a change of control of the Company, Ms. Bugbee’s employment is involuntarily terminated without cause or is voluntarily terminated by Ms. Bugbee with good reason, Ms. Bugbee’s Change of Control Agreement includes and provides her with:

•
Payments of 2.0 times her base salary plus the target short-term incentive bonus (or if there is no target short-term incentive bonus payable for such year, the actual amount of her most recent short-term incentive bonus) that would be payable for such year;

•	Continuation for 36 months of health, medical and other insurance programs;

•	Payment of an amount equal to the actuarial value of up to 36 months of additional credited service under the Retirement Plan;

•	Receipt of all benefits payable under the Company’s Retirement Plan, Savings and Thrift Plan, Supplemental Retirement Plan and any other plan or agreement relating to retirement benefits;

•	Full vesting of all of her outstanding Options, Stock Appreciation Rights, Stock Units and Deferred Stock Units;

•	Outplacement services for a reasonable period of time and at a reasonable cost; and

•
Provisions requiring Ms. Bugbee to comply with a non-compete covenant upon receipt of a severance payment under the Change of Control Agreement. The term of the non-compete covenant is 12 months for Ms. Bugbee as Chief Financial Officer.

As defined in the Change of Control Agreement, “change of control of the Company” will have occurred when:

•	A person secures ownership of 20% or more of the voting power of the outstanding stock of the Company;

•	A change occurs in the majority of the Board of Directors for two consecutive years, which has not been approved by the Directors in office at the beginning of the period; or

•
Shareholders approve a merger or consolidation of the Company with another company where the outstanding voting stock of the Company does not continue to represent at least 80% of the combined voting power of the Company or the surviving company.

Ms. Bugbee may terminate employment following a change of control “with good reason” if:

•	She is assigned duties inconsistent with her duties before the change in control;

•	The headquarters are relocated more than 50 miles from the present location;

•	She is required to relocate more than 50 miles from the present location;

•	Her compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

•	The Company fails to obtain an agreement from its successor to perform under the Change of Control Agreement;

•	The Company fails to offer Ms. Bugbee any compensation plan provided to other executives of similar responsibility;

•	The Company eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefits plans; or

•
She resigns within the 30 days immediately after the first 12 months following a change of control, or if the change of control occurs pursuant to shareholder approval of a merger or consolidation as described above, then the resignation must occur within the 30 days immediately after the first 12 months following the closing of such merger or consolidation.

The Board of Directors has limited discretion to determine whether a change of control of the Company has taken place.

Ms. Bugbee’s New Supplemental Retirement Plan

The New Supplemental Retirement Plan provides a lump-sum payment (or if the accrued benefit exceeds $1,000,000, a partial lump-sum payment of $1,000,000, with the balance, including interest, paid in monthly installments over five years) to Ms. Bugbee, subject to vesting requirements, upon termination of employment, retirement, or reaching age 65, based on the number of years of credited years of service under the Retirement Plan and her final salary. The amount of Ms. Bugbee’s supplemental retirement benefit at the time of retirement is equal to 33% of her final salary, multiplied by 10 and multiplied by a fraction in which the numerator is her credited years of service (up to a maximum of twenty years) and the denominator is 20. The benefit upon termination of employment prior to retirement is subject to an actuarial equivalence reduction. The vesting requirement for Ms. Bugbee is five years of credited service. Additionally, the New Supplemental Retirement Plan provides that the Company will pay Ms. Bugbee the value of her accrued benefit (but assuming an additional two years of service) if she remains in the continuous employ of the Company until a Change in Control (as defined in the Change of Control Agreement described above).

The New Supplemental Retirement Plan also incorporates a death benefit provision providing that, if Ms. Bugbee dies before the commencement of her benefits under the New Supplemental Retirement Plan due to her termination of employment, retirement, reaching age 65 or in the event of a Change in Control, the Company shall pay her beneficiaries an additional benefit of $100,000 in a single cash payment within thirty days after her death.

Ms. Bugbee’s Life Insurance Plan

Ms. Bugbee also participates in a life insurance plan. Under this plan, the Company has purchased insurance on her life to provide pre-retirement life insurance benefits to her in an amount equal to three times her annual salary.

Amendment to Mr. Griffin’s Change of Control Agreement

The Amendment to Mr. Griffin’s Change of Control Agreement provides that the agreement shall be amended to reflect Mr. Griffin’s new position as Vice President, Power Supply Planning & Risk Management.

Incorporation By Reference

Ms. Bugbee’s Change of Control Agreement, New Supplemental Retirement Plan and form of Insurance Agreement, and Mr. Griffin’s Amendment to Change of Control Agreement, are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Amendment No. 1 and are incorporated herein by reference. The foregoing summaries of the material terms of these agreements are qualified in their entirety by reference to the full text of such agreements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement with Dawn D. Bugbee dated April 3, 2006
10.2	New Supplemental Retirement Plan with Dawn D. Bugbee dated April 3, 2006
10.3	Form of Insurance Agreement
10.4	Amendment to Change of Control Agreement with Robert J. Griffin dated April 3, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: April 3, 2006	By: /s/ Christopher L. Dutton
Name: Christopher L. Dutton Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Change of Control Agreement with Dawn D. Bugbee dated April 3, 2006
10.2	New Supplemental Retirement Plan with Dawn D. Bugbee dated April 3, 2006
10.3	Form of Insurance Agreement
10.4	Amendment to Change of Control Agreement with Robert J. Griffin dated April 3, 2006